April 22, 1998

                                    BYLAWS OF

                       PUBLIC SERVICE COMPANY OF OKLAHOMA




                                    ARTICLE I

                               STOCK AND TRANSFERS


SECTION 1. Each holder of fully paid stock shall be entitled to a certificate or certificates of stock stating the number of shares owned by such stockholder. All certificates of stock shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and sealed with the seal, which may be facsimile, of the Company and shall be countersigned by a Transfer Agent appointed by the Board of Directors. All certificates of Preferred Stock shall also be countersigned and registered by a Registrar, appointed by the Board of Directors, and the signatures of the President or Vice President and the Secretary or Assistant Secretary upon all such certificates of Preferred Stock may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon a certificate of stock shall cease to be such officer before such certificate is issued, such certificate may be issued by the Company with the same effect as if such officer had not ceased to be such at the date of its issue.

SECTION 2. The capital stock of the Company shall be divided into such classes, with such respective designations, preferences and voting powers, restrictions or qualifications thereof, as are or shall be from time to time stated and expressed in the Articles of Incorporation of the Company, and amendments thereto. No holder of shares of stock of any class of the Company shall have any preemptive or preferential rights of subscription or purchase of any shares of any class of stock of the Company, whether now or hereafter authorized, and any and all shares of capital stock of any class of the Company, whether now or hereafter authorized, may, in the discretion of the Board of Directors, be offered and sold to the holders of any one or more classes of stock of the Company to the exclusion of any other class or classes, or may be issued and disposed of from time to time in such manner and to such persons, whether stockholders or not, and for such corporate purposes as may be determined by the Company's Board of Directors and without first being offered to stockholders.

SECTION 3. Shares of stock shall be transferable only on the books of the Company, and, except as hereinafter provided, or as may be required by law, or by order of court in a proper proceeding, shall be transferred only upon the proper assignment and surrender of the certificates issued therefor. If an outstanding certificate of stock shall be lost, destroyed or stolen, the holder thereof may have a new certificate upon producing evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and upon furnishing to the Company a bond of indemnity, deemed sufficient by the Board of Directors, to protect the Company against claims under the outstanding certificate.

SECTION 4. The Board of Directors shall have power to fix a time, not exceeding sixty days preceding the date of any meeting of stockholders, or the date fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall be made or go into effect, as a record date for the determination of the

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stockholders entitled to notice of and to vote at such meeting or entitled to receive payments of any such dividend, distribution, or allotment of rights, or to exercise rights in respect to any such change, conversion or exchange of shares, and in such case only registered stockholders on the date so fixed shall be entitled to receive notice of said meeting or to receive payment of such dividend, distribution, or allotment of rights, or to exercise such rights of change, conversion, or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Company after any record date fixed as aforesaid; provided, however, that the stock transfer books of the Company may be closed by order of the Board of Directors for a period not exceeding sixty days for the purpose of holding a meeting of stockholders, or paying a dividend, or for any other legal purpose, as the Board of Directors shall deem advisable.

SECTION 5. If default shall be made in the prompt payment when due of any sum payable to the Company upon any subscription for stock of the Company, and if such default shall continue for a period of thirty days, then all right under the subscription in and to the stock subscribed for shall, upon the expiration of such period, cease and determine and become and be forfeited to the Company; provided that if at the expiration of such thirty-day period such right shall belong to the estate of the decedent, it may be forfeited only by resolution of the Board of Directors declaring forfeiture. The Company shall, within thirty days after such forfeiture, cause such stock to be sold at private or public sale, at its market value at the time of sale, and shall, out of the net proceeds of sale and upon surrender of any outstanding stock subscription receipt issued to evidence the subscription, pay to the recorded holder of such receipt the amount paid on the subscription prior to forfeiture, less the amount, if any, by which the total subscription price of the stock exceeded the net proceeds of sale.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

SECTION 1. The annual meeting of the stockholders shall be held usually on the third Tuesday in April of each year. Each such annual meeting shall be held at the hour of ten o'clock a.m., at the registered office of the Company, or on such other date in April and at such other time and place, within or without the state of Oklahoma, as shall have been designated by resolution of the Board of Directors or by written consent of all stockholders entitled to vote at such meeting, and at such annual meeting a Board of Directors shall be elected and such other business may be transacted as may come before the meeting, provided notice thereof, if required by statute, shall have been duly given.

SECTION 2. Special meetings of the stockholders may be called at any time by the Chairman, if there shall be one, the President, the Board of Directors, or by one or more stockholders holding not less than one-fourth of the outstanding shares of Common Stock of the Company, or in such other manner as may be provided by statute or by paragraph (7) of Article VI of the Articles of Incorporation, as amended.

SECTION 3. Notice of the time and place of each annual or special meeting of stockholders, shall be mailed to the address, as shown by the Company's records, of each stockholder entitled to vote at such meeting not less than ten days before the date of the meeting, except in cases where other special method of notice may be required by statute, in which cases the statutory method shall be followed. The notice of a special meeting shall state the purpose of the
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meeting. Notice of any meeting of the stockholders may be waived by any stockholder.

SECTION 4. Any meeting of the stockholders, whenever or however called and held, shall be legal and its proceedings valid if all of the stockholders eligible under the Articles of Incorporation, as amended, and the Bylaws to vote upon questions submitted at such meeting are present either in person or by proxy, or if a quorum be present in person or by proxy and either before or after the meeting each of the stockholders entitled to vote and who was not present in person or by proxy at the meeting signs a written waiver of notice or a consent to the holding of such meeting or any approval of the minutes thereof.

SECTION 5. At any stockholders' meeting, except as otherwise provided in paragraph (7) of Article VI of the Articles of Incorporation, as amended, a majority of the stock outstanding eligible under the Articles of Incorporation, as amended, and the Bylaws to vote upon questions being submitted at such meeting must be represented in order to constitute a quorum for the transaction of business, but the stockholders represented at any meeting, though less than a quorum, may adjourn the meeting to some other day or sine die.

SECTION 6. No notice of any adjourned meeting need be given to stockholders unless the adjournment be for thirty days or more, in which case notice shall be given as of an original meeting, provided, however, that at an adjourned meeting no business may be transacted other than that which might have been transacted at the original meeting unless notice thereof shall have been given as in the case of an original meeting.

SECTION 7. At all meetings of stockholders each share of stock eligible under the Articles of Incorporation, as amended, and the Bylaws to vote upon questions being submitted at such meeting shall be entitled to such vote or votes as from time to time shall be provided in the Article of Incorporation, as amended, and such stock may be voted by the holder thereof in person or by his duly authorized proxy in writing duly filed with the Secretary of the Company.

SECTION 8. The Chairman, if there shall be one, when present, or in his absence the President of the Company, or in the President's absence the General Manager of the Company, shall act as chairman, and the Secretary of the Company shall act as Secretary, of each stockholders' meeting. In the case of the absence of the Chairman, the President and the General Manager from any stockholders' meeting, the President of the General Manager shall select such officer or employee of the Company as either deems appropriate to act as chairman of such stockholders' meeting. In the case of the absence of the Secretary and the Assistant Secretary from any stockholders' meeting, the chairman of such stockholders' meeting shall nominate such person to act as secretary of such meeting as he deems appropriate and the stockholders shall vote on such nomination.


                                   ARTICLE III

                               BOARD OF DIRECTORS

SECTION 1. The number of directors of the Company shall be such number, not less than eight nor more than fifteen, as the Board shall by resolution determine from to time. Except as otherwise provided in paragraph (7) of Article VI of the Articles of Incorporation, as amended, the directors shall be elected at each annual meeting of stockholders except that a majority of the directors at the time in office, including any director who shall have resigned from the Board
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effective at a future date, though less than a quorum, may fill any vacancy occurring on the Board of Directors or any newly created directorship. Each director shall hold office until the next succeeding annual meeting of the stockholders and until his successor shall have been elected and qualified, or until his earlier resignation or removal. The term of a director employed by the Company (other than the Chief Executive Officer upon retirement) shall expire concurrently with the termination of such employment.

SECTION 2. From and after October 28, 1987, the Board of Directors shall not elect as a Director or propose for election by the stockholders as a Director, any employee of the Company (other than a past or present Chief Executive Officer of the Company) whose service as such employee has terminated or will in normal course terminate on or before the date of his election by the Board or proposed election by the stockholders.

SECTION 3. The Board of Directors by resolution may confer upon any former director the honorary title of Director Emeritus. The designation and number of directors emeriti shall be within the discretion of the Board. Directors emeriti shall not be members of the Board of Directors, nor counted toward a quorum thereof, but shall have the privilege of attending, without vote, the meetings of the Board. Directors emeriti shall receive no compensation, but may be reimbursed for necessary expenses in the manner and amount as if directors.

SECTION 4. A regular meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders in each year and at the same place where such annual meeting shall have been held, provided a quorum for such meeting be obtained. A regular meeting of the Board of Directors shall also be held quarterly thereafter, usually on the third Tuesday of January, April, July and October at the registered office of the Company, or when directed by the Chairman, if there shall be one, the President or the Board of Directors, at such other place within or without the state of Oklahoma as may be specified in the notice of the meeting. Written notice of each regular meeting stating the time and place and, if required by statute or the Bylaws, the purpose of such meeting shall be mailed, or telegraphed, at least one week before the date of such meeting to each director, unless such notice shall be waived by any director, in writing, either before or after such meeting.

SECTION 5. Special meetings of the Board of Directors may be called at any time by the Chairman, if there shall be one, by the President, by a Vice President when acting as President, or by any two or more directors, by mailing to each director, not less than one week before such meeting, a written notice stating the time, place and purpose of such meeting, unless such notice shall be waived by any director, in writing, either before or after such special meeting. Special meetings of the Board of Directors may be held at any time at the registered office of the Company, or at any other place within or without the state of Oklahoma.

SECTION 6. Notice of any meeting of the Board of Directors may be waived by any director, in writing, either before or after the meeting; and any director, by his attendance at any meeting, shall be deemed to have waived such notice.

SECTION 7. Five members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a less number may adjourn the meeting to some other day or sine die. The acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. The Chairman, if there shall be one, or in his absence the President of the Company, shall act as Chairman of the meeting; and the Secretary of the Company shall act as Secretary of the meeting. In the absence of both the Chairman and the President of the Company, the Board of Directors shall elect a Chairman of the meeting. In the absence of the Secretary, an Assistant Secretary of the Company shall serve as secretary of the meeting. In their absence, the directors shall elect a secretary of the
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meeting. The members of the Board of Directors may be paid such fees for attendance at meetings as the Board of Directors from time to time by resolution may determine.

SECTION 8. The order of business at meetings of the Board of Directors shall, unless otherwise ordered by the Board of Directors, be as follows:

      1.    Reading and consideration of the minutes of the preceding meeting.

      2. Reading of the minutes of meetings of the Executive Committee, if any, held since the last meeting of the Board of Directors.

      3.    Report of other committees, if any.

      4.    Reports from officers or other employees of the Company.

      5.    Consideration of any other business of the Company.


                                   ARTICLE IV

                                   COMMITTEES

SECTION 1. The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint an Executive Committee consisting of four or more directors, including the Chairman, if there shall be one, and the President of the Company. Any three directors on the Executive Committee shall be required for a quorum. The Executive Committee may be discontinued at any time by resolution adopted by a majority of the entire Board of Directors; but, after its creation and until it is discontinued, the members of the Executive Committee shall be appointed annually, by resolution adopted by a majority of the entire Board of Directors at the first meeting of the Board after the annual meeting of stockholders in each year. Vacancies in the Executive Committee shall be filled by resolution adopted by a majority of the entire Board of Directors. During the intervals between meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Company except as to matters in respect of which specific directions shall have been given by the Board of Directors. All actions of the Executive Committee shall be recorded by the Secretary of the Company and be reported to the Board of Directors at its regular meetings.

SECTION 2. The Board of Directors may appoint other committees, standing or special, from time to time from among their own number, or otherwise, and confer powers on such committees, and revoke such powers and terminate the existence of such committees, at its pleasure.

SECTION 3. Meetings of any committee may be called in such manner and may be held at such times and places as such committee may by resolution determine, provided that a meeting of any committee may be called at any time by the Chairman, if there shall be one, or by the President of the Company. Not less than one day's notice of all meetings of the Executive Committee shall be given to each member of the committee personally, in writing, or by mail, or by telegraph, but no notice shall be necessary where a meeting is held with the consent of all the members of the committee. Members of all committees shall be
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paid such fees for attendance at meetings as the Board of Directors may determine.


                                    ARTICLE V

                                    OFFICERS

SECTION 1. There shall be elected by the Board of Directors, at its first meeting (if practicable) held after the annual election of directors in each year, a President, a Secretary, a Treasurer, a Controller, and, if desired, one or more Assistant Secretaries, Assistant Treasurers, and Assistant Controllers. The Board of Directors also may provide for and elect at any time, a Chairman, a General Manager, one or more Vice Presidents, and such other officers, and prescribe such duties for them, respectively, as in the judgment of the Board of Directors may be required from time to time to conduct the business of the Corporation. Any two or more offices, except the offices of President and Vice President, President and Secretary, President and General Manager, and Chairman and any other office, may be held by the same person. All officers elected by the Board of Directors shall hold their respective offices, unless sooner terminated, until the first meeting of the Board of Directors held after the next ensuing annual election of directors and until their respective successors, willing to serve, shall have been duly elected and qualified. Any of such officers may be removed from their respective offices at the pleasure of the Board.

SECTION 2. The Chairman of the Board shall, at his discretion, preside at all meetings of the stockholders and at all meetings of the Board of Directors. In the absence of the Chairman of the Board, the President shall preside at the meetings of the Board of Directors. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

SECTION 3. The President shall be the Chief Executive Officer of the Company and shall have general authority over all of the business and affairs of the Company and over all other officers, agents and employees of the Company. When the Chairman of the Board is not present, he shall preside at all meetings of the stockholders, and of the Board of Directors or, in the case of all meetings of stockholders when the Chairman of the Board and President are not present, the General Manager of the Company shall preside. In the case of the absence of the Chairman of the Board, the President and the General Manager from a stockholders' meeting, the President or the General Manager shall select such officer or employee of the Company as either deems appropriate to preside at such meeting. The President shall be a member of the Executive Committee, if there shall be one, and shall be ex officio a member of any other committee appointed by the Board of Directors. He shall preside at all meetings of the Executive Committee, if there shall be one. He shall have general and active management of the business and affairs of the Company, and full authority and responsibility with respect to making effective all resolutions of the Board of Directors. He shall execute bonds, mortgages, contracts and other instruments requiring the seal of the Company to be affixed, except where required or permitted by law to be otherwise signed and executed, and except where such duties shall be expressly delegated by him or the Board of Directors to some other officer or agent of the Company. He shall have authority when neither the Board of Directors nor the Executive Committee is in session to suspend the authority of any other officer or officers of the Company, subject, however, to the pleasure of the Board of Directors or of the Executive Committee at its next meeting, and authority to appoint and to remove and discharge any and all agents

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and employees of the Company not elected or appointed directly by the Board of
Directors. He shall also have such other powers and duties as may at any time be prescribed by these Bylaws or by the Board of Directors.

SECTION 4. The General Manager, if one is elected by the Board of Directors, shall have such powers and duties as may from time to time be prescribed by the Board of Directors. In case the President, due to absence or any other cause, shall be unable at any time to attend to the duties of the office of President requiring attention, or in the case of his death, resignation, or removal from office, the powers and duties of the President shall, except as the Board of Directors may otherwise provide, temporarily devolve upon the General Manager, and shall be exercised by such General Manager as acting President during such inability of the President, or until the vacancy in the office of the President shall be filled. In case of the absence, disability, death, resignation, or removal from office of the President and the General Manager, the Board of Directors shall elect one of its members to exercise the powers and duties of the President during such absence or disability, or until the vacancy in one of said offices shall be filled, except that in the case of the absence of the Chairman, the President and the General Manager from a stockholders' meeting, the President or the General Manager shall select such officer or employee of the Company as either deems appropriate to preside at such meeting.

SECTION 5. The Vice President, if one is elected by the Board of Directors, or Vice Presidents, if more than one is elected by the Board of Directors, shall have such powers and duties as may from time to time be prescribed by the Board of Directors.

SECTION 6. The Secretary shall attend all meetings of the stockholders, the Board of Directors and the Executive Committee, shall keep a true and faithful record thereof, and shall have the custody and care of the corporate seal, minute books and stock books of the Company. Except as may be otherwise required by law, the Secretary shall sign and issue all notices required for meetings of stockholders, the Board of Directors and the Executive Committee. Whenever requested by the requisite number of stockholders or directors, the Secretary shall give notice, in the name of the stockholders or directors making the request, of a meeting of the stockholders, the Board of Directors or the Executive Committee, as the case may be. The Secretary shall sign all documents and papers to which the signature of the Secretary may be necessary or appropriate, shall affix and attest the seal of the Company to all instruments requiring the seal, and shall have such other powers and duties as are commonly incidental to the office of secretary of a corporation or as may be prescribed by the Board of Directors or the Chief Executive Officer.

SECTION 7. The Treasurer shall have charge of and be responsible for the collection, receipt, custody and disbursement of the funds of the Company, and shall deposit its funds in the name of the Company in such banks, trust companies or other depositories as the Board of Directors may authorize. Such funds shall be subject to withdrawal only in such manner as may be designated from time to time by resolution of the Board of Directors. The Treasurer shall have the custody of such books and papers as in the practical business operations of the Company shall be convenient or as shall be placed in the Treasurer's custody by order of the Board of Directors. The Treasurer shall have such other powers and duties as are commonly incidental to the office of treasurer of a corporation or as may be prescribed by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer. Securities owned by the Company shall be in the custody of the Treasurer or of such other officers, agents or depositories as may be designated by the Board of Directors. The Treasurer may be required to give bond to the Company for the faithful discharge of the treasurer's duties in such form and in such amount and with such surety as shall be determined by the Board of Directors.

SECTION 8. The Controller shall be responsible for the preparation, installation and supervision of all accounting records of the Company, preparation and interpretation of the financial statements and reports of the Company, maintenance of appropriate and adequate records of authorized appropriations, determination that all sums expended pursuant to such appropriations are properly accounted for, and ascertainment that all financial transactions are properly executed and recorded, and shall have such specific powers and duties as shall be delegated by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer. The Controller may be required to give bond to the Company for the faithful discharge of the duties of the controller in such form and in such amount and with such surety as shall be determined by the Board of Directors.

SECTION 9. Assistant officers, if any, shall assist the principal officers in the performance of the duties assigned to such principal officers, and in so doing each shall have the powers of their respective principal officers. In case of the absence, disability, death, resignation or removal from office of any of such principal officers, their duties shall, except as otherwise ordered by the Board of Directors, temporarily evolve upon such assistant officer as shall be designated by the Chief Executive Officer. Such assistant officers shall also perform such other duties as may be assigned to them from time to time by their respective principal officers, by the Chief Executive Officer or by the Board of Directors.


                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 1. The corporate seal of the Company shall have inscribed thereon the name of the Company, between concentric circles, and the word "SEAL". Such seal may be used by the Company by causing it, or a FACSIMILE thereof, to be imprinted, impressed or affixed or in any other manner reproduced.

SECTION 2. The funds of the Company shall be deposited to its credit in such banks or trust companies as the Board of Directors from time to time shall designate and shall be withdrawn only on checks or drafts of the Company for the purposes of the Company. All checks, drafts, notes, acceptances and endorsements of the Company shall be signed in such manner and by such officer or officers or such individual or individuals as the Board of Directors from time to time by resolution shall determine. If and to the extent so authorized by the Board of Directors, such signature or signatures may be facsimile. Only checks, drafts, notes, acceptances and endorsements signed in accordance with such resolution or resolutions shall be the valid checks, drafts, notes, acceptances or endorsements of the Company.

SECTION 3. No debt shall be contracted, for other than current expenses, unless authorized by the Board of Directors or the Chairman, and no bill shall be paid by the Treasurer unless previously certified by the head of the department in which it originated and the Treasurer is otherwise satisfied as to its propriety and accuracy. If the Treasurer is not so satisfied, the authority of the Chairman shall be secured before payment.

SECTION 4. All dividends shall be declared by a vote of the Board of Directors.

SECTION 5. The fiscal year of the company shall close at the end of December annually.
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SECTION 6. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and is not determined by the Board to have been guilty of misconduct in the performance of his or her duty to the Corporation. Provided, however, that no person shall be indemnified for amounts paid in settlement, unless the terms and conditions of such settlement have been consented to by the Corporation. And further provided that with respect to any criminal action or proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful; provided, however, that no indemnity prohibited by law shall be made.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. Provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the District Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the District Court or such other court shall deem proper; and further provided that no indemnity prohibited by law shall be made.

(c) The Corporation may indemnify, to the same extent as hereinabove provided, any person who is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Any indemnification under this Subsection (c) shall be made only upon the authorization of the Board of Directors, which may occur at any time prior to, during, or after final judgment or order, in any action, suit or proceeding to which such person is or is threatened to be made a party. No right to such indemnification is created by this Subsection (c).

(d) Any indemnification under Subsections (a), (b) and (c) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Subsections (a) and (b). Such determination shall be made (i) by the Board of Directors by majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, by independent legal counsel in a written opinion, if a quorum of disinterested directors so directs, or (iii) by the stockholders.

(e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, or officer, to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Section. Such expenses incurred by other employees and agents with respect to which indemnification is claimed hereunder may also be advanced upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(f) The Corporation may, as authorized by the Board of Directors, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of this status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions of this Section or the laws of the state of Oklahoma, in the event any claim for indemnification against such liabilities (other than for the payment by the Corporation of expenses, including attorneys' fees, actually and reasonably incurred by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted against the Corporation by such director, officer or controlling person in connection with the registration of any security under the Securities Act of 1933, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Corporation is against public policy as expressed by the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   ARTICLE VII

Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Company, either in person or by proxy, at any meeting of stockholders of any corporation in which the Company may hold Stock and, at any such meeting, may possess and exercise all the rights and powers incident to the ownership of such Stock which, as the owner thereof, the Company might have possessed or exercised, if present.

                                  ARTICLE VIII

                          AMENDMENT OR REPEAL OF BYLAWS

The Bylaws may be altered or repealed or new Bylaws may be adopted (a) by a vote of the holders of a majority of the Common Stock present in person or by proxy at any regular or special meeting, duly convened after notice to the common stockholders setting out the purpose of such meeting, at which meeting a majority of the outstanding Common Stock is represented; or (b) by a majority vote of the entire Board of Directors at any regular or special meeting duly convened after notice of the purpose of such meeting, subject to the power of the stockholders to alter or repeal such Bylaws; provided that the Board of Directors shall not adopt, alter or repeal any Bylaw fixing the number, qualifications, classifications or terms of office of the directors, or any of them.


                                * * * * * * * *


            I, Lina P. Holm, do hereby certify that I am the Secretary of Public Service Company of Oklahoma, an Oklahoma corporation, that I have in my custody and possession the corporate records and seal of said Company, and that the foregoing is a true and correct copy of the Bylaws of Public Service Company of Oklahoma, as amended at April 22, 1998, and which are in full force and effect on the date certified below.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this day of , 19__.




                                    Lina P. Holm, Secretary

(SEAL)                              PUBLIC SERVICE COMPANY OF OKLAHOMA